Exhibit 99.1

PRESS RELEASE	CONTACT: Michael Nason nason.mike@gmail.com
FOR IMMEDIATE RELEASE	Office: 949-609-1966 Cell: 949-500-1180

Dr. Jonathan C. Javitt, International Healthcare Expert,
Joins flexSCAN Board Of Directors

Mission Viejo California. October 20, 2006- flexSCAN, Inc. (OTC BB: FXSC.OB- news) announced today the addition of Jonathan C. Javitt, MD, MPH to its board of directors and as Chief Science Advisor. Dr. Javitt is a world-renowned expert in information technology, health economics, and public health.

Thomas Banks, flexSCAN’s Chairman and CEO says “While the US remains a world leader in health technology, our system of care delivery is burdened by high cost, redundant care, and an unacceptable rate of medical errors. Government, academia, and industry all agree that the solution lies with innovative health information technology. Dr. Javitt has been central to that emerging consensus and will play an invaluable role in helping us to grow flexSCAN.”

Dr. Javitt, a Senior Fellow of the Potomac Institute for Policy Studies, served as a founder and chief scientific officer of Active Health Management, a subsidiary of Aetna, Inc. (NYSE:AET), which has deployed computer-aided decision support systems that detect medical errors and reduces health care costs on behalf of twelve million Americans. He also served as a director of Quality Systems, Inc. (NASDAQ:QSII), a leading supplier of electronic medical records. He has been a founder of health information technology companies that have become part of Siemens AG (NYSE:SI), United Health Group, Inc. (NYSE:UNH) and Aetna, Inc. (NYSE:AET).

Dr. Javitt’s said “I’m honored to be joining flexSCAN’s board of directors. Working with this outstanding management team is an extension of my long term commitment to advance technology in health care. flexSCAN’s economic model of turning to advertisers and other third party’s to help defray our clients out of pocket expense is a significant contribution to the future control of health care cost”.

President Bush appointed Dr. Javitt to the President’s Information Technology Advisory Committee in 2003, where he chaired the Health Subcommittee. Their report “Revolutionizing Health Care through Information Technology” has served as a blueprint for concerted Executive and Legislative Branch focus on computerizing the nation’s healthcare infrastructure. Banks says “Dr. Javitt’s involvement in the President’s taskforce dove-tails perfectly into flexSCAN’s mission.”

Dr. Javitt was previously on faculty of John Hopkins and Georgetown universities. He has authored over 200 publications on health care delivery and more than 200 scientific works published in numerous medical journals. Dr. Javitt graduated from Princeton University, earned his M.D. at Cornell University Medical College, and received his M.P.H. in Health Policy and Management from the Harvard School of Public Health.

About flexSCAN, Inc:

flexSCAN, Inc. is an innovator of health and wellness programs that help employers address the spiraling increases in healthcare premiums. flexSCAN’s patent-pending and proprietary program wellness360 (tm) rewards employees for managing their health and wellness by using the company’s online electronic medical health records system and other services. The program simultaneously remunerates employers for and supporting the program. For more information about flexSCAN visit www.flexscan.com or www.wellness360.com.

Forward-Looking Statements:

Certain matters discussed in this news release are “forward-looking statements.” These forward-looking statements, which apply only on the date of this release, generally can be identified by the use of forward-looking terminology such as “may”, “will”, “expects”, “intends”, “estimates”, “anticipates”, “believes”, “continues”, or words of similar import. Similarly, statements that describe flexSCAN’ future plans, objectives or goals are also forward-looking statements, which generally involve known and unknown risks, uncertainties and other facts that may cause the actual results, performance, or achievements of flexSCAN to be materially different from those expressed or implied by such forward-looking statements. Such factors may include the following: uncertainties associated with product developments, the risk that flexSCAN’s products will not gain market acceptance, the risk associates with dependence upon key personnel and the need for additional financing.

CONTACT:
Michael Nason
nason.mike@gmail.com
Office: 949-609-1966
Cell: 949-500-1180